EXHIBIT C

THE STOCK REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 IN RELIANCE UPON REGULATIONS PROMULGATED UNDER THAT ACT AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933 AND REGULATIONS ADOPTED THERETO. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") effective as of the 30th day of January, 2003, by and between Zmax Capital Corp., a British Columbia corporation with offices at 1818-1177 West Hastings Street, Vancouver Canada V6E 2K3 ("Seller") and Charlotte Vetterli, an individual resident at Pueblo del Mar, Zona Olivos, Casa 121, Benitachell, Spain 07326, ("Purchaser"). This Stock Purchase Agreement is executed in reliance upon the transaction exemption afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended ("1933 Act").

1.	PURPOSE.

On the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, Purchaser agrees to purchase from Seller 241,072 shares of the common stock of Jure Holdings, Inc.("Seller's Shares") in a private transaction pursuant to Regulation S in exchange for Fifty Seven Thousand One Hundred and Eighty One United States Dollars (US$57,181) or US$0.2372 cents per share (the "Purchase Price").

2.	DELIVERY OF THE SHARES AND THE PURCHASE PRICE.

Purchaser shall pay the aggregate Purchase Price- Fifty Seven Thousand One Hundred and Eighty One U.S. Dollars (US$57,181) in two installments. The initial installment of US$25,000 shall be provided to Seller as soon as reasonably possible subsequent to execution of this Agreement. Seller shall transfer to Purchaser 82,687 of Seller's Shares upon receipt of the initial installment of the Purchase Price, or as soon thereafter as is reasonably possible. Purchaser shall provide to Seller the second installment of $32,181 representing the reminder of the Purchase Price by wire transfer to Seller's account at the Bank of Montreal of Vancouver, British Columbia, Canada no later than February 28, 2003. Seller shall transfer to Purchaser 158,385 of Seller's Shares upon receipt of the second installment of the Purchase Price, or as soon thereafter as is reasonably possible.

3.	REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller hereby represents and warrants to Purchaser that:

	A.	Status. Seller is a corporation;

B.

Litigation. The Seller's Shares are not subject to any claims or causes of action, and Seller is not a defendant, nor a plaintiff against whom a counterclaim has been made or reduced to judgment in any litigation, nor are there any material proceedings threatened or pending before any federal, state or municipal government or any department, board, body or agency thereof, involving the Seller's Shares as of the date hereof;

C.

Authority. This Agreement has been duly executed by Seller and the execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which Seller is a party or to which Purchaser is subject;

D.

Legal Status. The Seller's Shares are genuine, validly issued and outstanding, fully paid and nonassessable and are not issued in violation of the preemptive rights of any person or of any agreement by which the obligor or Seller are bound;

E.

Sale/Title. Seller warrants that it will not sell or transfer title to Seller's Shares to Purchaser unless same are sold or transferred in full compliance with the Securities Act of 1933 and any other federal or state securities laws;

F.

Transfer. Seller agrees further to defend the title to the Seller's Shares to Purchaser, its successors and assigns. Seller further agrees to cooperate with Purchaser in complying with Regulation S and causing the transfer agent acting for Seller's Shares to recognize the transfer of said shares to Purchaser.

	G.	Offshore Transaction. Seller has not offered these securities to any person in the United States or to any U.S. person or for the account or benefit of any U.S. person.

H.

No Directed Selling Efforts. In regard to this transaction, Seller has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has Seller conducted any general solicitation relating to the offer and sale of the Seller's Shares to persons resident within the United States or elsewhere.

4.	REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby represents and warrants to Seller that:

	A.	Organization. Purchaser is a Swiss citizen residing in Spain.

B.

Authority. This Agreement has been duly executed by Purchaser and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which Purchaser is a party or to which Purchaser is subject nor will such execution and performance constitute a violation of or conflict with any fiduciary to which Purchaser is subject;

C.

Sale/Title. Purchaser warrants that it will not sell or transfer title to Seller's Shares unless sold or transferred in full compliance with the Securities Act of 1933 and any other federal or state securities laws;

	D.	Offshore Transaction. Purchaser represents and warrants to Seller as follows:

		(i)	Purchaser is not a U.S. person (whenever such term is used herein, it shall have the meaning given in Regulation S);

		(ii)	Purchaser resides and is domiciled outside of the United States and is outside the United States as of the date of the execution and delivery of this Agreement;

		(iii)	Purchaser is not purchasing Seller's Shares on behalf of any U.S. person and the sale has not been pre-arranged with a purchaser in the United States;

(iv)

Purchaser represents and warrants and hereby agrees that all offers and sales of the Seller's Shares shall only be made in compliance with the Securities Act of 1933 or pursuant to an exemption from registration;

(v)

All documents received by Purchaser include statements to the effect that the Seller's Shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. Person unless the Seller's Shares are registered under the Securities Act of 1933 or an exemption from the registration requirements is available.

(vi)

Purchaser acknowledges that the purchase of the Seller's Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Seller's Shares, including the total loss of its investment.

(vii)

Purchaser understands that the Seller's Shares are being sold to it in reliance on specific exemptions from the registration requirements of Federal and State securities laws and that the Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Seller's Shares.

		(viii)	Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investment, and to make an informed decision relating thereto.

		(x)	In evaluating its investment, Purchaser has consulted its own investment and/or legal and/or tax advisors.

		(xi)	Purchaser is not an underwriter of, or dealer in, the Seller's Shares; and Purchaser is not participating, pursuant to a contractual agreement, in the distribution of the Seller's Shares.

If Purchaser is purchasing the Seller's Shares subscribed for hereby in representative or fiduciary capacity, the representations and warranties in this Stock Purchase Agreement shall be deemed to have been made on behalf of the person or persons for whom Purchaser is so purchasing.

The foregoing representations and warranties are true and accurate as of the date hereof, and shall survive thereafter. If Purchaser has knowledge, prior to the execution of this Stock Purchase Agreement, that any such representations and warranties shall not be true and accurate in any respect, the Purchaser prior to execution, shall give written notice of such fact to the Seller specifying which representations and warranties are not true and accurate and the reasons therefor.

Purchaser agrees to fully indemnify, defend and hold harmless Seller from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorney's fees and expenses, which may result from a breach of Purchaser's representations, warranties and agreements contained herein.

E.

Current Public Information. Purchaser acknowledges that Purchaser has been furnished with or has acquired copies of Jure Holdings, Inc.,'s most recent Form 10-KSB and Form 10-QSB's on file with the SEC, and any reports on Form 8-K filed thereafter (collectively, the "SEC Filings").

F.

Independent Investigation. Purchaser acknowledges that Purchaser, in making the decision to purchase the Seller's Shares, has relied upon independent investigations made by it and it's purchaser representatives.

	G.	Entity Purchases. If Purchaser is a partnership, corporation or trust, the person executing this Stock Subscription Agreement on its behalf represents and warrants that:

		(i)	He or she has made due inquiry to determine the truthfulness, representations and warranties made pursuant to this Stock Purchase Agreement.

		(ii)	He or she is duly authorized (if the undersigned is a trust, by the trust agreement) to make this purchase and to enter into and execute this Stock Purchase Agreement on behalf of such entity.

5.	MISCELLANEOUS.

	A.	Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

	If to Seller:	If to Purchaser:

	Zmax Capital Corp.	Charlotte Vetterli
	1816-1177 West Hastings Street	Pueblo del Mar, Zona Olivos
	Vancouver, B.C.	Casa 121 Benitachell
	Canada V6E 2K3	Spain

	Phone: 604 602 1717	Phone: 34 96 597 3328
	Fax: 604 687 6755	Fax: 34 96 597 3391

or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

	B.	Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

C.

Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

D.

Assignment. Neither party may assign this Agreement without the express written consent of the other party, however, any such Assignment shall be binding on and inure to the benefit of such successor, or, in the event of death or incapacity, on their heirs, executors, administrators and successors of any party.

	E.	Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of British Columbia, Canada, and in the English language.

F.

Venue. A claim or other dispute among the parties whether or not arising from any transaction contemplated (whether or not specifically referred to) by this Agreement, shall not be made the subject of litigation until submitted for binding arbitration in the nearest available location as indicated above, or otherwise pursuant to the applicable arbitration law. The parties agree to the exclusive personal and subject matter jurisdiction, and venue of the provincial courts in Vancouver, British Columbia with respect to all such disputes to the extent legally permissible. These arrangements are being made because of the parties mutual desires to remove uncertainty as to such matters, and the location therein of one or more of the parties and their property.

G.

Waiver of Jury Trial. As a separate and independent covenant, the parties hereby irrevocably waive a jury trial in the event of litigation before a public judicial tribunal, to the extent permitted by law. This provision is made because of the cost and delay of such a trial and because the parties believe that a jury trial would not be necessary for any dispute among them, including any dispute hereunder.

H.

Attorney's Fees. If any legal action or other proceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, any successful or prevailing party will be entitled to recover reasonable attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

I.

No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

	J.	Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

K.

Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may reasonably be requested by the other party to confirm or perfect title to the subject shares transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

L.

Broker's or Finder's Fee: Expenses. Purchaser and Seller warrant that neither has incurred any liability, contingent or otherwise, for brokers' or finders' fees or commissions relating to this Agreement for which the other shall have responsibility. Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring the same.

M.

Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the consummation if the transactions contemplated hereunder, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

	N.	Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

Zmax Capital Corp. ("Seller")

/s/ Holly Goring
By: Holly Goring

Charlotte Vetterli ("Purchaser")

/s/ Charlotte Vetterli
Charlotte Vetterli